EXHIBIT 99.1

FOR IMMEDIATE RELEASE

DATE: September 26, 2017

ARC Group Worldwide Announces Initial Results from Strategic Operating Review and Reports Fiscal Year Fourth Quarter 2017 Financial Results

DELAND, FL., September 26, 2017—ARC Group Worldwide, Inc. (“ARC” and the “Company”) (NASDAQ: ARCW), a leading global provider of advanced manufacturing and metal 3D printing solutions, today announced the initial results of its recently implemented strategic operational review and reported its fourth quarter and fiscal year 2017 (June 30, 2017) results.

Operational, Financial, and Strategic Improvement Plan

Following the Company’s recent announcement detailing leadership and operational changes, and an initiative to refocus its efforts to build upon its core capabilities of metal injection molding (“MIM”) and metal 3D printing, ARC today provided initial results of its operational, financial, and strategic improvement review, notably:

•

Companywide Cost Reduction and Profitability Improvement Initiatives:  A multifaceted operational review was conducted at all ARC business units.  As a result, headcount reductions and other cost-reducing measures were implemented to materially reduce the Company’s fixed cost structure.  These anticipated cost savings, both one time and recurring, are estimated to have eliminated or otherwise prohibited going forward approximately $6.0 million in annualized costs.  Separately, the Company also elected to exit products and projects that were deemed either low margin or currently unprofitable.  Finally, ARC also revised, and placed greater executive oversight over, the Company’s tooling pricing strategy.  While the vast majority of these cost reduction and operational improvement initiatives have been implemented, the Company continues to evaluate further measures on an ongoing basis.

•

Strategic Review of Operations:  The Company initiated a strategic review of all operating and other assets in connection with a  refocus towards ARC’s core capabilities.  In response to this review, operations at the Company’s unprofitable Mexico operation were ceased during July.  Separately, the Company determined its flange division to be non-strategic to core operations.  Subsequently, the Company divested the assets of its flange subsidiary for $3.0 million on September 15, 2017.  The Company continues to evaluate additional non-strategic divestitures.

•

Liquidity Improvement & Debt Reduction Programs:  A multi-pronged effort to improve cash flow generation and reduce the Company’s capital intensivity through specific, addressable actions was implemented.  As a result, the Company revised its accounts payable and receivable policies, as well as other guidelines designed to ensure greater efficiency in inventory at all facilities.  Overall, these policy changes, along with the impact of improved operations and strategic initiatives, are designed to assist in the material deleveraging of the Company towards its normalized targeted rate of 2x debt to trailing annual EBITDA.

Intangible Asset Impairment and Other Non-cash Charges

In connection with the aforementioned strategic and operational review, the Company determined certain write-offs and impairment charges were warranted.  These charges were the primary drivers of decreases in gross profit and Facility EBITDA during the Company’s fiscal fourth quarter.

First, in connection with the decision to exit products and projects that were deemed low margin or currently unprofitable, the Company incurred non-cash charges of $3.1 million related to higher inventory reserves for excess, obsolete, or scrap inventory.  Similarly, the Company wrote off tools, inventory, and associated parts totaling $1.9 million.  The increase in reserves and write-offs was primarily due to a strategic decision related to tooling pricing, returned parts that could not be profitably re-worked and sold, and increased reserves for slow moving inventory.  Finally, the Company also concluded that goodwill was impaired at its ATC and Kecy subsidiaries, recording a non-cash impairment charge of $3.3 million to eliminate the carrying value of goodwill for these entities.

Quarterly Financial Summary

Fiscal fourth quarter 2017 revenue from continuing operations was $22.1 million, compared to $25.3 for the fiscal fourth quarter of 2016.  The decrease in sales was primarily driven by lower MIM and plastics sales, most notably in the firearm and defense sectors.

Gross profit (loss) from continuing operations for the fiscal fourth quarter of 2017, including approximately $5.0 million in non-cash inventory and fixed asset charges, was $(2.2) million, compared to $4.6 million for the prior year period.

Facility EBITDA from continuing operations for the fiscal fourth quarter was $(5.9) million, compared to the prior year period of $3.6 million.  Net loss from continuing operations for the fiscal fourth quarter of 2017 was $(10.2) million, compared to $(1.1) million for the prior year period.  Both facility EBITDA and net loss from continuing operations in the recently completed quarter include approximately $5.0 million in non-cash inventory and fixed asset charges and $3.3 million in goodwill impairment charges.

Adjusted earnings (loss) per share for the fiscal fourth quarter was $(0.02), compared to a loss of $(0.05) in the prior year period.

ARC’s interim CEO and CFO, Drew M. Kelley, commented, “While we are obviously disappointed by recent results, we believe ARC has recently taken corrective action and made great strides toward moving the Company forward to a more profitable and exciting future.  Overall, our primary objectives are clear: improve operational efficiency, drive cash flow and increased profitability at all business units, and deleverage the Company through specific, well-defined operational, financial, and strategic measures.  We have commenced, and largely completed, an intensive, all-encompassing business review.  Our implemented changes were material and widespread in scope and scale, but necessary to ensure the Company’s continued success.”

Mr. Kelley continued, “At the same time, these initiatives do not jeopardize the Company’s ability to grow in its core MIM and 3D markets.  Rather, we are better positioned, both internally and externally, to drive customer satisfaction, bottom-line results, and shareholder value.  In particular, the ARC new product development team has completely restructured and we re-vamped our development process.  Both are now better positioned to effectively launch a multitude of new products.  In fact, in connection with these changes, ARC recently received customer approvals on 166 new customer products, with many parts already shipping.  Included in these launches are several holistic solutions for our customers in the medical and defense sectors.  These complete solutions use a multitude of our complementary technologies, including metal 3D printing, MIM, and plastic injection molding to garner a larger share of the previously untapped business opportunities.”

“Finally, our metal 3D printing business continues to grow rapidly.  With the addition of four new machines, ARC now operates 15 metal printers.  Further, we recently opened our new 30,000 sq. ft. dedicated 3D facility, which provides us with the ability to add up to 40 machines, including designated areas for defense, controlled environments for medical implants, and in-house heat treatment and machining.  As a result, we expect fiscal year 2018 3D revenues to continue to grow at our recent pace, implying a doubling of 3D revenue in fiscal year 2018.”

GAAP to Non-GAAP Reconciliation

The Company has provided non-GAAP financial information to provide additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe are representative or indicative of its results of operations.  Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, EBITDA from Continuing Operations, EBITDA Margin from Continuing Operations, Facility EBITDA from Continuing Operations, Facility EBITDA Margin from Continuing Operations, Adjusted Earnings, and Adjusted Earnings Per Share are non-GAAP financial measures.  EBITDA Margin from Continuing Operations and Facility EBITDA Margin from Continuing Operations are calculated by dividing EBITDA from Continuing Operations and Facility EBITDA from Continuing Operations, respectively, by sales.

The reconciliation to GAAP is as follows (dollars in thousands):

	June 30,	June 30,
For the three months ended:	2017	2016
Net Loss	$(10,296)	$(834)
Interest Expense, Net	1,006	1,076
Income Taxes	(1,450)	519
Depreciation and Amortization	2,498	2,341
Adjustment to Exclude Loss (Income) from Discontinued Operations	121	(251)
EBITDA from Continuing Operations	$(8,121)	$2,851
EBITDA Margin from Continuing Operations	(36.7)%	11.3%
Corporate Expenses	2,215	743
Facility EBITDA from Continuing Operations	$(5,906)	$3,594
Facility EBITDA Margin from Continuing Operations	(26.7)%	14.2%

Net Loss	$(10,296)	$(834)
Adjustment to Exclude Loss (Income) from Discontinued Operations, Net of Tax	121	(251)
Inventory Write-Offs	4,982	—
Goodwill Impairments	3,303	—
Non-Recurring Losses	435	—
Reorganization/Transaction Expenses	1,003	134
Adjusted Earnings	$(452)	$(951)
Adjusted Earnings Per Share	$(0.02)	$(0.05)
Weighted Average Common Shares Outstanding	18,171,626	18,123,883

EBITDA from Continuing Operations excludes interest expense, net and income taxes as these items are associated with our capitalization and tax structures.  EBITDA from Continuing Operations also excludes depreciation and amortization expense as these non-cash expenses reflect the impact of prior capital expenditure decisions, which may not be indicative of future capital expenditure requirements.  EBITDA from Continuing Operations excludes the (income) or loss associated with discontinued operations.

Facility EBITDA from Continuing Operations consists of EBITDA from our operating segments.  We believe this is a meaningful measurement of the operating performance of our manufacturing facilities.  Corporate expenses primarily consist of costs not allocated to our manufacturing facilities, such as compensation related costs for employees assigned to corporate, board of directors fees and expenses, professional fees, insurance costs, and marketing costs.

Adjusted Earnings removes the impact of reorganization/transaction related expenses, other gains/expenses including inventory adjustments and impairments as allowed by the Company’s bank debt covenants, and the impact of discontinued operations.  Reorganization expenses are primarily labor and labor related costs associated with the termination of employees.  Transaction expenses are primarily professional fees related to the refinancing of debt and the sale of non-core assets.

About ARC Group Worldwide, Inc.

ARC Group Worldwide, Inc. is a global advanced manufacturing and metal 3D printing service provider focused on accelerating speed to market for its customers.  ARC provides a holistic set of precision manufacturing solutions, from design and prototyping through full run production.  These solutions include metal injection molding, metal 3D printing, metal stamping, plastic injection molding, clean room injection molding, thixomolding, and rapid and conformal tooling.  Further, ARC utilizes technology to improve automation in manufacturing through robotics, software and process automation, and lean manufacturing to improve efficiency.

Forward Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates, and projections about future events.  These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  These statements are not historical facts or guarantees of future performance, events, or results.  Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries.  Accordingly, actual results may differ materially.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information on risks and uncertainties that could affect ARC’s business, financial condition, and results of operations, readers are encouraged to review Item 1A.  – Risk Factors and all other disclosures appearing in ARC’s Form 10-K for the fiscal year ended June 30, 2017, as well as other documents ARC files from time to time with the Securities and Exchange Commission.

PHONE: (303) 467-5236

Email: InvestorRelations@arcw.com

ARC Group Worldwide, Inc.

Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

	For the three months ended June 30,		For the year ended June 30,
	2017	2016	2017	2016
Sales	$22,147	$25,336	$99,069	$94,124
Cost of sales	24,298	20,754	89,247	77,261
Gross profit	(2,151)	4,582	9,822	16,863
Selling, general and administrative	4,942	4,172	19,263	16,401
Goodwill impairment charges	3,303	—	3,303	—
(Loss) income from operations	(10,396)	410	(12,744)	462
Other income (expense), net	(223)	100	670	171
Interest expense, net	(1,006)	(1,076)	(4,008)	(4,449)
Loss on extinguishment of debt	—	—	(723)	—
Loss before income taxes	(11,625)	(566)	(16,805)	(3,816)
Income tax benefit (expense)	1,450	(519)	2,631	491
Net loss from continuing operations	(10,175)	(1,085)	(14,174)	(3,325)
Gain on sale of subsidiary and income (loss) from discontinued operations, net of tax	(121)	251	4,001	1,119
Net loss	(10,296)	(834)	(10,173)	(2,206)
Net income attributable to non-controlling interest
Continuing operations	—	(10)	(22)	(58)
Discontinued operations	—	(10)	(4)	(50)
Net income attributable to non-controlling interest	—	(20)	(26)	(108)
Net loss attributable to ARC Group Worldwide, Inc.	$(10,296)	$(854)	$(10,199)	$(2,314)

Net loss per common share, basic and diluted:
Continuing operations	$(0.56)	$(0.06)	$(0.78)	$(0.19)
Discontinued operations	$(0.01)	$0.01	$0.22	$0.06
Attributable to ARC Group Worldwide, Inc.	$(0.57)	$(0.05)	$(0.56)	$(0.13)

Weighted average common shares outstanding:
Basic and diluted	18,171,626	18,123,883	18,142,719	18,123,883

ARC Group Worldwide, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	As of June 30,
	2017	2016
ASSETS
Current assets:
Cash	$593	$3,620
Accounts receivable, net	10,488	13,677
Inventories, net	14,369	15,500
Deferred income tax assets	—	498
Prepaid expenses and other current assets	3,152	3,836
Current assets of discontinued operations	1,452	3,505
Total current assets	30,054	40,636
Property and equipment, net	41,349	41,644
Goodwill	6,412	9,715
Intangible assets, net	19,624	23,066
Other	291	28
Long-term assets of discontinued operations	1,893	5,423
Total assets	$99,623	$120,512

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,681	$8,469
Accrued expenses and other current liabilities	3,273	2,458
Deferred revenue	1,165	1,457
Bank borrowings, current portion of long-term debt	1,701	15,648
Capital lease obligations, current portion	1,470	837
Accrued escrow obligations, current portion	1,212	2,842
Current liabilities of discontinued operations	283	989
Total current liabilities	17,785	32,700
Long-term debt, net of current portion	42,822	36,769
Deferred income tax liabilities	—	803
Capital lease obligations, net of current portion	1,888	1,930
Accrued escrow obligations, net of current portion	1,184	966
Other long-term liabilities	1,017	2,115
Long-term liabilities of discontinued operations	260	686
Total liabilities	64,956	75,969

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0005 par value, 250,000,000 shares authorized; 18,180,027 shares issued and 18,171,626 shares issued and outstanding at June 30, 2017, and 18,803,910 shares issued and 18,795,509 shares issued and outstanding at June 30, 2016	10	10
Treasury stock, at cost; 8,401 shares at June 30, 2017 and June 30, 2016	(94)	(94)
Additional paid-in capital	31,109	29,702
Retained earnings	3,569	13,771
Accumulated other comprehensive income (loss)	73	(6)
Total ARC Group Worldwide, Inc. stockholders' equity	34,667	43,383
Non-controlling interest	—	1,160
Total equity	34,667	44,543
Total liabilities and equity	$99,623	$120,512

ARC Group Worldwide, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(10,173)	$(2,206)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,930	9,529
Share-based compensation expense	752	177
Loss on disposal of assets	293	—
Gain on sale of subsidiaries	(5,485)	—
Goodwill impairment charges	3,303	—
Bad debt expense and other	173	98
Deferred income taxes	(407)	565
Changes in working capital:
Accounts receivable	2,597	400
Inventory	1,120	(1,227)
Prepaid expenses and other assets	480	(1,621)
Accounts payable	1,068	1,708
Accrued expenses and other current liabilities	(509)	(1,423)
Deferred revenue	(292)	466
Net cash provided by operating activities	2,850	6,466

Cash flows from investing activities:
Purchases of property and equipment	(6,641)	(2,633)
Proceeds from sale of subsidiary and other assets	10,538	8
Net cash provided by (used in) investing activities	3,897	(2,625)

Cash flows from financing activities:
Proceeds from debt issuance	118,124	5,543
Repayments of long-term debt and capital lease obligations	(127,468)	(10,542)
Payment of distributions to non-controlling membership interests from the sale of subsidiary	(453)	—
Purchase of non-controlling membership interests	(235)	—
Issuance of common stock under employee stock purchase plan	98	—
Net cash used in financing activities	(9,934)	(4,999)
Effect of exchange rates on cash	160	(43)
Net decrease in cash	(3,027)	(1,201)
Cash, beginning of year	3,620	4,821
Cash, end of year	$593	$3,620
Supplemental disclosures of cash flow information:
Cash paid for interest	$3,303	$4,058
Cash paid for income taxes, net of refunds	$(849)	$599